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                                                                 Exhibit 23(iii)



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



We consent to the incorporation by reference in this Registration Statement of Virginia Electric and Power Company on Form S-3 of our report dated February 6, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting principles), appearing in the Annual Report on Form 10-K of Virginia Electric and Power Company for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Richmond, Virginia
May 24, 1995